Contact:                      Caitlin Gursslin, Investor Relations, caitlin.gursslin@ni.com

National Instruments Reports Second Quarter Revenue of $296 Million
Company Continuing to Focus on Managing Costs to Improve Operating Margins
Q2 2013 Highlights

•	Second quarter revenue of $296 million, up 1 percent year-over-year

•	All-time revenue record for RF products

•	General industry weakness

•	Fully diluted GAAP EPS of $0.12 and fully diluted non-GAAP EPS of $0.18

AUSTIN, Texas – July 29, 2013 – National Instruments (Nasdaq: NATI) today announced Q2 revenue of $296 million, a 1 percent increase from Q2 2012. In Q2, the company’s orders under $20,000 declined 4 percent year-over-year; orders between $20,000 and $100,000 grew 4 percent year-over-year; and orders above $100,000 declined 30 percent year-over-year after growing approximately 130 percent year-over-year in Q2 2012.

GAAP net income for Q2 was $14 million, with fully diluted earnings per share (EPS) of $0.12, and non-GAAP net income was $22 million, with non-GAAP fully diluted EPS of $0.18. The company’s GAAP EPS was $0.03 below the midpoint of its guidance range and non-GAAP EPS was $0.04 below the midpoint of its guidance range given on April 25, including a $0.01 per share loss on foreign exchange the company did not anticipate. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $35 million, or $0.28 per share for Q2.

In Q2, GAAP gross margin decreased to 72 percent and non-GAAP gross margin was 73 percent due to lower factory utilization and the significantly lower margin on National Instruments’ first RF test application with its largest customer. This application is in a highly competitive space and in an area National Instruments has not served for this customer before. Total operating expenses were down $4 million sequentially and were up 4 percent year-over-year.  Total non-GAAP operating expenses were down $5 million sequentially and were up 3 percent year-over-year.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related adjustments and acquisition-related transaction costs. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

National Instruments continued to deliver value to its largest customer and secured orders from this customer related to three different applications that use NI LabVIEW software and the NI PXI platform to rapidly develop a production test solution. In H1 2013, National Instruments received $30 million in orders from its largest customer, and recognized $23 million in revenue from this customer in Q2 2013.

“Although the test and measurement industry had a challenging quarter, we were able to grow revenue while executing disciplined cost management,” said Dr. James Truchard, co-founder, president and CEO. “Thanks to the efforts of our employees, we have seen accelerated growth in customer leads and opportunities for our strategic product platforms oriented around LabVIEW despite the fact that customer budgets are tight.”

Geographic revenue in U.S. dollar terms for Q2 2013 compared to Q2 2012 was down 1 percent in the Americas, up 2 percent in Europe, up 10 percent in East Asia and down 15 percent in Emerging Markets. In local currency terms, revenue was up 5 percent in Europe, up 11 percent in East Asia and down 13 percent in Emerging Markets.

As of June 30, NI had $324 million in cash and short-term investments. The National Instruments Board of Directors approved a quarterly dividend of $0.14 per share on the company’s common stock payable on Sept. 3, 2013 to stockholders of record on Aug. 12, 2013.

Guidance for Q3 2013

“Although Q2 was a difficult quarter for our industry and for National Instruments, we believe NI was able to gain market share,” said Alex Davern, NI COO and CFO. “On the expense side, we delivered on reducing our spending and are adjusting our future spending plans to align with the industry’s current weakness.”

National Instruments continues to be conservative in planning for Q3 due to the weak industry conditions. As a result, NI expects revenue for Q3 2013 to be between $265 million and $295 million, a decrease of 3 percent year-over-year at the midpoint of guidance. For perspective, National Instruments recognized approximately $27 million in revenue from its largest customer in Q3 2012 and the company anticipates recognizing less than $5 million in revenue from this customer in Q3 2013.  NI expects gross margins to increase approximately 250 to 300 basis points sequentially in Q3.  NI expects total non-GAAP operating expenses to be $186 million, plus or minus $3 million in Q3. The company expects fully diluted EPS to be in the range of $0.04 to $0.16 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.10 to $0.22.

Looking out to Q4, National Instruments is adjusting its spending plans to reflect the more difficult industry conditions.  The company currently expects its total non-GAAP operating expenses will decline sequentially in Q4 and that non-GAAP operating expenses will be approximately $181million, plus or minus $3 million in Q4.  National Instruments expects this to result in a significantly improved operating margin in Q4.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and six-month periods ending June 30, 2013 and 2012, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP operating expenses and fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related adjustments and acquisition-related transaction costs in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for the purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three- and six-month periods ending June 30, 2013 and 2012. The company also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information and Availability of Presentation Materials

Interested parties can listen to the Q2 2013 conference call today, July 29, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code #12343855, shortly after the call through Aug. 3 at 3:00 p.m. CT, or by visiting the company’s website at ni.com/call. You may also view certain presentation materials that we may refer to on the conference call at ni.com/nati.

Forward-Looking Statements

This release contains “forward-looking statements,” including continuing to focus on managing costs to improve operating margins, growth in customer leads and opportunities for our strategic product platforms while customer budgets are tight, gaining market share, adjusting future spending plans to align with industry weakness, being conservative in planning for Q3, anticipating recognizing less than $5 million in revenue from such customer in Q3 2013, National Instruments’ Q3 guidance for revenue, gross margins, non-GAAP operating expenses and GAAP and non-GAAP EPS, adjusting spending plans to reflect the more difficult industry conditions, currently expecting total non-GAAP operating expenses will decline sequentially in Q4 and that non-GAAP operating expenses will be approximately $181 million, plus or minus $3 million in Q4 and expecting this to result in a significantly improved operating margin in Q4.  These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in customer demand for NI products including orders from NI’s largest customer, fluctuations in average order size and customer mix, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, adjustments to acquisition earn-out accruals and the impact of NI’s recent and any future acquisitions. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2012, its Form 10-Q for the quarter ended March 31, 2013; and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

Since 1976, National Instruments (www.ni.com) has equipped engineers and scientists with tools that accelerate productivity, innovation and discovery. NI’s graphical system design approach to engineering provides an integrated software and hardware platform that speeds the development of any system needing measurement and control. The company’s long-term vision and focus on improving society through its technology supports the success of its customers, employees, suppliers and shareholders. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, emailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

###

National Instruments
Consolidated Balance Sheets
(in thousands)

	June 30, 2013	Dec. 31,
	(unaudited)	2012
Assets
Current assets:
Cash and cash equivalents	$169,580	$161,996
Short-term investments	153,970	173,166
Accounts receivable, net	172,880	187,060
Inventories, net	185,278	169,990
Prepaid expenses and other current assets	68,202	48,009
Deferred income taxes, net	30,197	27,479
Total current assets	780,107	767,700

Property and equipment, net	263,915	249,721
Goodwill	146,922	147,258
Intangible assets, net	87,972	93,913
Other long-term assets	25,303	26,177
Total assets	$1,304,219	$1,284,769

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$54,606	$65,080
Accrued compensation	28,467	29,978
Deferred revenue – current	95,137	90,714
Accrued expenses and other liabilities	33,412	34,373
Other taxes payable	22,315	24,811
Total current liabilities	233,937	244,956

Deferred income taxes	46,480	47,630
Liability for uncertain tax positions	22,277	20,920
Deferred revenue – long-term	21,120	20,446
Other long-term liabilities	8,646	11,689
Total liabilities	332,460	345,641

Stockholders’ equity:
Preferred stock	-	-
Common stock	1,248	1,229
Additional paid-in capital	568,426	532,845
Retained earnings	402,597	404,210
Accumulated other comprehensive (loss) income	(512)	844
Total stockholders’ equity	971,759	939,128
Total liabilities and stockholders’ equity	$1,304,219	$1,284,769

National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	(unaudited)			(unaudited)
	2013		2012	2013	2012
Net sales:
Product	$275,663		$268,979	$541,081	$508,314
Software maintenance	20,463		21,931	41,533	43,729
GSA accrual	-		1,349	-	1,349
Total net sales	296,126		292,259	582,614	553,392

Cost of sales:
Product	82,787		69,787	151,413	129,578
Software maintenance	1,028		1,064	2,642	2,621
Total cost of sales	83,815		70,851	154,055	132,199

Gross profit	212,311		221,408	428,559	421,193

Operating expenses:
Sales and marketing	112,561		110,756	226,631	210,808
Research and development	58,473		54,286	119,729	108,301
General and administrative	22,156		21,502	45,000	42,876
Acquisition-related adjustment	-		-	(1,316)	-
Total operating expenses	193,190		186,544	390,044	361,985

Operating income	19,121		34,864	38,515	59,208

Other income (expense):
Interest income	177		132	362	362
Net foreign exchange loss	(1,051)		(1,016)	(2,513)	(1,904)
Other income, net	400		151	424	255

Income before taxes	18,647		34,131	36,788	57,921

Provision for income taxes	4,226		7,690	3,767	12,838

Net income	$14,421		$26,441	$33,021	$45,083

Basic earnings per share	$0.12		$0.22	$0.27	$0.37
Diluted earnings per share	$0.12		$0.22	$0.26	$0.37

Weighted average shares outstanding:
Basic	124,377		121,801	123,845	121,360
Diluted	125,270		122,759	124,824	122,376

Dividends declared per share	$0.14	$	$ 0.14	$0.28	$0.28

National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended
	June 30,
	(unaudited)
	2013	2012
Cash flow from operating activities:
Net income	$33,021	$45,083
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	33,555	27,316
Stock-based compensation	14,006	13,285
Tax (expense) benefit from deferred income taxes	(3,633)	6,695
Tax benefit from stock option plans	(2,042)	(2,094)
Changes in operating assets and liabilities:
Accounts receivable	14,358	(31,203)
Inventories	(14,732)	(16,994)
Prepaid expenses and other assets	(18,418)	(17,625)
Accounts payable	(10,612)	10,596
Deferred revenue	5,097	17,911
Taxes and other liabilities	(6,208)	(11,169)
Net cash provided by operating activities	44,392	41,801

Cash flow from investing activities:
Capital expenditures	(33,147)	(28,934)
Capitalization of internally developed software	(8,073)	(9,664)
Additions to other intangibles	(2,710)	(1,085)
Purchases of short-term investments	(16,039)	(38,879)
Sales and maturities of short-term investments	35,234	183,058
Net cash (used in) provided by investing activities	(24,735)	104,496

Cash flow from financing activities:
Proceeds from issuance of common stock	20,612	14,422
Dividends paid	(34,727)	(34,019)
Tax benefit from stock option plans	2,042	2,094
Net cash used in financing activities	(12,073)	(17,503)

Net change in cash and cash equivalents	7,584	128,794
Cash and cash equivalents at beginning of period	161,996	142,608
Cash and cash equivalents at end of period	$169,580	$271,402

National Instruments
Detail of GAAP Charges Related to Revenue, Stock-Based Compensation,
Amortization of Acquisition Intangibles and Acquisition-Related Transaction Costs
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue
Acquisition-related deferred revenue	$-	$887	$-	$2,156
GSA accrual	-	(1,349)	-	(1,349)
Benefit from (provision for) income taxes	-	162	-	(282)
Total	$-	$(300)	$-	$525

Stock-based compensation
Cost of sales	$408	$438	$829	$853
Sales and marketing	2,926	2,945	5,999	5,585
Research and development	2,596	2,679	5,333	5,128
General and administrative	942	921	1,845	1,720
Provision for income taxes	(1,877)	(1,880)	(3,691)	(3,387)
Total	$4,995	$5,103	$10,315	$9,899

Amortization of acquisition intangibles
Cost of sales	$2,613	$2,186	$5,373	$4,596
Sales and marketing	498	448	1,016	895
Research and development	569	-	1,242	-
Other income, net	188	193	381	382
Provision for income taxes	(1,268)	(894)	(2,618)	(1,866)
Total	$2,600	$1,933	$5,394	$4,007

Acquisition-related transaction costs
Cost of sales	$3	$-	$3	$32
Sales and marketing	142	19	260	239
Research and development	266	56	410	162
General and administrative	69	9	175	56
Acquisition-related adjustment	-	-	(1,316)	-
Provision for income taxes	(153)	(29)	(259)	(171)
Total	$327	$55	$(727)	$318

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Reconciliation of Net Sales to Non-GAAP Net Sales
Net sales, as reported	$296,126	$292,259	$582,614	$553,392
Acquisition-related deferred revenue	-	887	-	2,156
GSA accrual	-	(1,349)	-	(1,349)
Non-GAAP net sales	$296,126	$291,797	$582,614	$554,199

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$212,311	$221,408	$428,559	$421,193
Acquisition-related deferred revenue and GSA accrual	-	(462)	-	807
Stock-based compensation	408	438	829	853
Amortization of acquisition intangibles	2,613	-	5,373	32
Acquisition-related transaction costs	3	2,186	3	4,596
Non-GAAP gross profit	$215,335	$223,570	$434,764	$427,481
Non-GAAP gross margin	73%	77%	75%	77%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$193,190	$186,544	$390,044	$361,985
Stock-based compensation	(6,464)	(6,545)	(13,177)	(12,433)
Amortization of acquisition intangibles	(1,067)	(448)	(2,258)	(895)
Acquisition-related adjustment	-	-	1,316	-
Acquisition-related transaction costs	(477)	(84)	(845)	(457)
Non-GAAP operating expenses	$185,182	$179,467	$375,080	$348,200

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$19,121	$34,864	$38,515	$59,208
Acquisition-related deferred revenue and GSA accrual	-	(462)	-	807
Stock-based compensation	6,872	6,983	14,006	13,286
Amortization of acquisition intangibles	3,680	2,634	7,631	5,491
Acquisition-related adjustment	-	-	(1,316)	-
Acquisition-related transaction costs	480	84	848	489
Non-GAAP operating income	$30,153	$44,103	$59,684	$79,281
Non-GAAP operating margin	10%	15%	10%	14%

Reconciliation of Income Before Income Taxes to Non-GAAP Income Before Income Taxes
Income before income taxes, as reported	$18,647	$34,131	$36,788	$57,921
Acquisition-related deferred revenue and GSA accrual	-	(462)	-	807
Stock-based compensation	6,872	6,983	14,006	13,286
Amortization of acquisition intangibles	3,868	2,827	8,012	5,873
Acquisition-related adjustment	-	-	(1,316)	-
Acquisition-related transaction costs	480	84	848	489
Non-GAAP income before income taxes	$29,867	$43,563	$58,338	$78,376

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes
Provision for income taxes, as reported	$4,226	$7,690	$3,767	$12,838
Acquisition-related deferred revenue and GSA accrual	-	(162)	-	282
Stock-based compensation	1,877	1,880	3,691	3,387
Amortization of acquisition intangibles	1,268	894	2,618	1,866
Acquisition-related transaction costs	153	29	259	171
Non-GAAP provision for income taxes	$7,524	$10,331	$10,335	$18,544

National Instruments
Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and Diluted EPS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income, as reported	$14,421	$26,441	$33,021	$45,083
Adjustments to reconcile net income to non-GAAP net income:
Acquisition-related deferred revenue, net of tax effect	-	(300)	-	525
Stock-based compensation, net of tax effect	4,995	5,103	10,315	9,899
Amortization of acquisition intangibles, net of tax effect	2,600	1,933	5,394	4,007
Acquisition-related adjustment	-	-	(1,316)	-
Acquisition-related transaction costs, net of tax effect	327	55	589	318
Non-GAAP net income	$22,343	$33,232	$48,003	$59,832

Basic EPS, as reported	$0.12	$0.22	$0.27	$0.37
Adjustment to reconcile basic EPS to non-GAAP basic EPS:
Impact of acquisition-related deferred revenue, net of tax effect	-	-	-	0.01
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.09	0.08
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.01	0.04	0.03
Impact of acquisition-related adjustment	-	-	(0.01)	-
Impact of acquisition-related transaction costs, net of tax effect	-	-	-	-
Non-GAAP basic EPS	$0.18	$0.27	$0.39	$0.49

Diluted EPS, as reported	$0.12	$0.22	$0.26	$0.37
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of acquisition-related deferred revenue, net of tax effect	-	-	-	0.01
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.09	0.08
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.01	0.04	0.03
Impact of acquisition-related adjustment	-	-	(0.01)	-
Impact of acquisition-related transaction costs, net of tax effect	-	-	-	-
Non-GAAP diluted EPS	$0.18	$0.27	$0.38	$0.49

Weighted average shares outstanding:
Basic	124,377	121,801	123,845	121,360
Diluted	125,270	122,759	124,824	122,376

National Instruments
Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income, as reported	$14,421	$26,441	$33,021	$45,083
Adjustments to reconcile net income to EBITDA:
Interest income	(177)	(132)	(362)	(362)
Taxes	4,226	7,690	3,767	12,838
Depreciation and amortization	16,726	13,201	33,555	27,316
EBITDA	$35,196	$47,200	$69,981	$84,875

Diluted EPS, as reported	$0.12	$0.22	$0.26	$0.37
Adjustments to reconcile diluted EPS to EBITDA:
Interest income	-	-	-	-
Taxes	0.03	0.06	0.03	0.10
Depreciation and amortization	0.13	0.10	0.27	0.22
EBITDA diluted EPS	$0.28	$0.38	$0.56	$0.69

Weighted average shares outstanding – Diluted	125,270	122,759	124,824	122,376

National Instruments
Reconciliation of GAAP to Non-GAAP Operating Expense Guidance
(in millions)
(unaudited)

	Three months ended
	Sept. 30, 2013
	Low	High
GAAP operating expense, guidance	$191	$197
Adjustment to reconcile operating expense to non-GAAP
operating expense:
Impact of stock-based compensation	7	7
Impact of amortization of acquisition intangibles	1	1

Non-GAAP operating expense, guidance	$183	$189

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended
	Sept. 30, 2013
	Low	High
GAAP fully diluted EPS, guidance	$0.04	$0.16
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.10	$0.22

Reconciliation of GAAP to Non-GAAP EPS Guidance
(in millions)
(unaudited)

	Three months ended
	Dec. 31, 2013
	Low	High
GAAP operating expense, guidance	$186	$192
Adjustment to reconcile operating expense to non-GAAP
operating expense:
Impact of stock-based compensation	7	7
Impact of amortization of acquisition intangibles	1	1

Non-GAAP operating expense, guidance	$178	$184